                                                                 EXHIBIT 10.29

                              CONTINUING GUARANTY



          THIS CONTINUING GUARANTY (this "Guaranty"), dated as of August 29, 1998, is executed and delivered by Mercury General Corporation, a California corporation ("Guarantor"), in favor of Union Bank of California, N.A. ("Bank"), with reference to the following facts:

          A. Bank has agreed to extend certain financial accommodations to BNY Western Trust Company, as Trustee of the Mercury General Corporation Profit Sharing Plan Master Trust ("Borrower"), pursuant to the terms of that certain ESOP Loan Agreement of even date herewith between Bank and Borrower (the "Loan Agreement").

          B. The financial accommodations that are to be extended to Borrower pursuant to the Loan Agreement will materially benefit Guarantor by allowing a larger percentage of the Guarantor's issued and outstanding voting common stock to be owned by and held for the benefit of Guarantor's employees.

          C. In order to induce Bank to enter into the Loan Agreement, and in consideration thereof, Guarantor has agreed to guarantee the Guaranteed Obligations (as hereafter defined), pursuant to the terms of this Guaranty.

          NOW, THEREFORE, in consideration of the foregoing, Guarantor hereby agrees, in favor of Bank, as follows:

          1.  Definitions and Construction.
              -----------------------------

              (a)  Definitions. All initially capitalized terms used hereinnot
                   -----------
otherwise defined herein shall have the meaning ascribed thereto in the Loan Agreement. As used in this Guaranty:

                   "Bankruptcy Code" means The Bankruptcy Reform Act of 1978 (11
                    ---------------
U.S.C. Sections 101-1330), as amended or supplemented from time to time, and any successor statute, and any and all rules issued or promulgated in connection therewith.

                   "ERISA" means the Employee Retirement Income Security Act of
                    -----
1974, as amended from time to time, or any successor statute, and any and all regulations thereunder.

                   "ERISA Event" means (a) a Reportable Event with respect to a
                    -----------
Plan or Multiemployer Plan, (b) the withdrawal of a member of the ERISA Group from a Plan during a plan year in which it was a "substantial employer" (as defined in

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Section 4001(a)(2) of ERISA), (c) the providing of notice of intent to terminate a Plan in a distress termination (as described in Section 4041(c) of ERISA), (d) the institution by the PBGC of proceedings to terminate a Plan or Multiemployer Plan, (e) any event or condition (i) that provides a basis under Section 4042(a)(1), (2), or (3) of ERISA for the termination of or the appointment of a trustee to administer, any Plan or Multiemployer Plan, of (ii) that may result in termination of a Multiemployer Plan pursuant to Section 4041A of ERISA, (f) the partial or complete withdrawal within the meaning of Sections 4203 and 4205 of ERISA of a member of the ERISA Group from a Multiemployer Plan, or (g) providing any security to any Plan under Section 401(a)(29) of the IRC by a member of the ERISA Group.

              "ERISA Group" means Guarantor and all members of a controlled
               -----------
group of corporations and all trades or business (whether or not incorporated) under common control which, together with Guarantor are treated as a single employer under Section 414 of the Internal Revenue Code.

              "Financial Statement(s)" means, with respect to any accounting
               ---------------------
period of any Person, statements of income and statements of cash flows of such Person for such period, and balance sheets of such Person as of the end of such period, setting forth in each case in comparative form figures for the corresponding period in the preceding fiscal year or, if such period is a full fiscal year, corresponding figures from the preceding annual audit, all prepared in reasonable detail and in accordance with GAAP, subject to year-end adjustments in the case of monthly Financial Statements. Financial Statement(s) shall include the schedules thereto and annual Financial Statements shall also include the footnotes thereto.

              "GAAP" means generally accepted accounting principles in the
               ----
United States of America, consistently applied, which are in effect as of the date of this Agreement. If any changes in accounting principles from those in effect on the date hereof are hereafter occasioned by promulgation of rules, regulations, pronouncements or opinions by or are otherwise required by the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or successors thereto or agencies with similar functions), and any of such changes results in a change in the method of calculation of, or affects the results of such calculation of, any of the financial covenants, standards or terms found herein, then the parties hereto agree to enter into and diligently pursue negotiations in order to amend such financial covenants, standards or terms so as to equitably reflect such changes, with the desired result that the criteria for evaluating financial condition and results of operations of Guarantor and the Subsidiaries shall be the same after such changes as if such changes had not been made.

              "Guaranteed Obligations" means any and all obligations, indebtedness, or liabilities of any kind or character owed by Borrower or Guarantor to Bank pursuant to and evidenced by the Loan Documents, including all such obligations,

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indebtedness, or liabilities, whether for principal, interest (including any interest which, but for the application of the provisions of the Bankruptcy Code, would have accrued on such amounts), premium, reimbursement obligations, fees, costs, expenses (including, attorneys' fees and costs and attorneys' fees and costs pursuant to 11 U.S.C.), or indemnity obligations, whether heretofore, now, or hereafter made, incurred, or created, whether voluntarily or involuntarily made, incurred, or created, whether secured or unsecured (and if secured, regardless of the nature or extent of the security), whether absolute or contingent, liquidated or unliquidated, determined or indeterminate, whether Borrower is liable individually or jointly with others, and whether recovery is or hereafter becomes barred by any statute of limitations or otherwise becomes unenforceable for any reason whatsoever, including any act or failure to act by Bank.

              "Loan Documents" means the Loan Agreement and the Ancillary
               --------------
Documents.

              "Multiemployer Plan" means a "multiemployer plan" as defined in
               ------------------
(S) 4001(a)(3) of ERISA or (S) 3(37) of ERISA to which any member of the ERISA Group has contributed, or was obligated to contribute, within the preceding six plan years (while a member of such ERISA Group) including for these purposes any Person which ceased to be a member of the ERISA Group during such six year period.

              "PBGC" means the Pension Benefit Guaranty Corporation or any
               ----
entity succeeding to any or all of its functions under ERISA.

              "Plan" means an "employee benefit plan" as defined in (S) 3(3) of
               ----
ERISA in which any personnel of any member of the ERISA Group participate or from which any such personnel may derive a benefit, excluding any Multiemployer Plan, but including any plan either established or maintained by any member of the ERISA Group or to which such Person contributes under the laws of any foreign country.

              "Reportable Event" means any of the events described in Section
               ----------------
4043(c) of ERISA other than a Reportable Event as to which the provision of 30 days notice to the PBGC is waived under applicable regulations.

              "Retiree Health Plan" means an "employee welfare benefit plan"
               -------------------
within the meaning of Section 3(1) of ERISA that provides benefits to individuals after termination of their employment, other than as required by
Section 601 of ERISA.

              "Solvent" means, with respect to any Person on the date any
               -------
determination thereof is to be made, that on such date: (a) the present fair valuation of the property and assets of such Person is greater than such Person's probable liability in respect of existing debts; (b) such Person does not intend to, and does not believe that it will, incur debts beyond such Person's ability to pay as such debts mature; and (c) such

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Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, which would leave such Person with property and assets remaining which would constitute unreasonably small capital after giving effect to the nature of the particular business or transaction. For purposes of this definition (i) the "fair valuation" of any property or assets means the amount realizable within a reasonable time, either through collection or sale of such property or assets at their regular market value, which is the amount obtainable by a capable and diligent Person from an interested buyer willing to purchase such property or assets within a reasonable time under ordinary circumstances; and (ii) the term "debts" includes any payment obligation, whether or not reduced to judgment, equitable or legal, matured or unmatured, liquidated or unliquidated, disputed or undisputed, secured or unsecured, absolute, fixed or contingent.

                    "Unfunded Liabilities" means, with respect to any Plan at
                     --------------------
any time, the amount (if any) by which (i) the present value of all benefits under such Plan exceeds (ii) the fair market value of all Plan assets allocable to such benefits (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or an appointed trustee under Title IV of ERISA.

               (b)  Construction. Unless the context of this Guaranty clearly
                    ------------
requires otherwise, references to the plural include the singular, references to the singular include the plural, and the term "including" is not limiting. The words "hereof," "herein," "hereby," "hereunder," and other similar terms refer to this Guaranty as a whole and not to any particular provision of this Guaranty. Any reference herein to any of the Loan Documents includes any and all alterations, amendments, extensions, modifications, renewals, or supplements thereto or thereof, as applicable. Neither this Guaranty nor any uncertainty or ambiguity herein shall be construed or resolved against Bank or Guarantor, whether under any rule of construction or otherwise. On the contrary, this Guaranty has been reviewed by Guarantor, Bank, and their respective counsel, and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of Bank and Guarantor.

          2.   Guaranteed Obligations.  Guarantor hereby irrevocably and
               ----------------------
unconditionally guarantees to Bank, as and for its own debt, until final and indefeasible payment thereof has been made, (a) payment of the Guaranteed Obligations, in each case when and as the same shall become due and payable, whether at maturity, pursuant to a mandatory prepayment requirement, by acceleration, or otherwise; it being the intent of Guarantor that the guaranty set forth herein shall be a guaranty of payment and not a guaranty of collection; and (b) the punctual and faithful performance, keeping, observance, and fulfillment by Borrower of all of the agreements, conditions, covenants, and obligations of Borrower contained in the Loan Documents. Upon the occurrence of an Event of Default, Guarantor hereby further agrees that it shall be immediately liable hereunder for the payment of the entire unpaid principal balance of the Loan, and all accrued but unpaid interest thereon, and all Bank Expenses, notwithstanding the fact Borrower may not be liable for such amounts pursuant to Treasury Regulation Section 54.4975-7(b)(5).

          3.  Continuing Guaranty.  This Guaranty includes Guaranteed
              -------------------
Obligations arising under successive transactions continuing, compromising, extending, increasing, modifying, releasing, or renewing the Guaranteed Obligations, changing the interest rate, payment terms, or other terms and conditions thereof, or creating new or additional Guaranteed Obligations after prior Guaranteed Obligations have been satisfied in whole or in part. To the maximum extent permitted by law, Guarantor hereby waives any right to revoke this Guaranty as to future indebtedness. If such a revocation is effective notwithstanding the foregoing waiver, Guarantor acknowledges and agrees that (a) no such revocation shall be effective until written notice thereof has been received by Bank, (b) no such revocation shall apply to any Guaranteed Obligations in existence on such date (including, any subsequent continuation, extension, or renewal thereof, or change in the interest rate, payment terms, or other terms and conditions thereof), (c) no such revocation shall apply to any Guaranteed Obligations made or created after such date to the extent made or created pursuant to a legally binding commitment of Bank in existence on the date of such revocation, (d) no payment by Guarantor, Borrower, or from any other source, prior to the date of such revocation shall reduce the maximum obligation of Guarantor hereunder, and (e) any payment by Borrower or from any source other than Guarantor, subsequent to the date of such revocation, shall first be applied to that portion of the Guaranteed Obligations as to which the revocation is effective and which are not, therefore, guaranteed hereunder, and to the extent so applied shall not reduce the maximum obligation of Guarantor hereunder.

          4.  Performance Under This Guaranty.  In the event that Borrower fails
              -------------------------------
to make any payment of any Guaranteed Obligations on or before the due date thereof, or if Borrower shall fail to perform, keep, observe, or fulfill any other obligation referred to in clause (b) of Section 2 hereof in the manner provided in the Loan Documents, Guarantor immediately shall cause such payment to be made or each of such obligations to be performed, kept, observed, or fulfilled.

          5.  Primary Obligations.  This Guaranty is a primary and original
              -------------------
obligation of Guarantor, is not merely the creation of a surety relationship, and is an absolute, unconditional, and continuing guaranty of payment and performance which shall remain in full force and effect without respect to future changes in conditions, including any change of law. Guarantor agrees that it is directly, and jointly and severally with any other guarantor of the Guaranteed Obligations, liable to Bank, that the obligations of Guarantor hereunder are independent of the obligations of Borrower or any other guarantor, and that a separate action may be brought against Guarantor whether such action is brought against Borrower or any other guarantor or whether Borrower or any such other guarantor is joined in such action. Guarantor agrees that its liability hereunder shall be immediate and shall not be contingent upon the exercise or enforcement by Bank of whatever remedies it may have against Borrower or any other guarantor, or the enforcement of any lien or realization upon any security Bank may at any time possess. Guarantor agrees that any release which may be given by Bank to Borrower or any other guarantor shall not release Guarantor. Guarantor consents and agrees that Bank shall be under no obligation to marshal any assets of Borrower or any other guarantor in favor of Guarantor, or against or in payment of any or all of the Guaranteed Obligations.

          6.  Waivers.
              -------

              (a) To the maximum extent permitted by law, Guarantor hereby waives: (1) notice of acceptance hereof; (2) notice of any loans or other financial accommodations made or extended under the Loan Documents or the creation or existence of any Guaranteed Obligations; (3) notice of the amount of the Guaranteed Obligations, subject, however, to Guarantor's right to make inquiry of Bank to ascertain the amount of the Guaranteed Obligations at any reasonable time; (4) notice of any adverse change in the financial condition of Borrower or of any other fact that might increase Guarantor's risk hereunder;
(5) notice of presentment for payment, demand, protest, and notice thereof as to any promissory notes or other instruments among the Loan Documents; (6) notice of any event of default under the Loan Documents; and (7) all other notices (except if such notice is specifically required to be given to Guarantor hereunder or under any Loan Document to which Guarantor is a party) and demands to which Guarantor might otherwise be entitled.

              (b) To the maximum extent permitted by law, Guarantor hereby waives the right by statute or otherwise to require Bank to institute suit against Borrower or to exhaust any rights and remedies which Bank has or may have against Borrower. In this regard, Guarantor agrees that it is bound to the payment of all Guaranteed Obligations, whether now existing or hereafter accruing, as fully as if such Guaranteed Obligations were directly owing to Bank by Guarantor. Guarantor further waives any defense arising by reason of any disability or other defense (other than the defense that the Guaranteed Obligations shall have been fully and finally performed and indefeasibly paid) of Borrower, including whether any of the Guaranteed Obligations constitute a prohibited transaction under ERISA with respect to Borrower or whether Borrower might be limited in the amounts it could pay to Bank pursuant to Treasury Regulation Section 54.4975-7(b)(5), or by reason of the cessation from any cause whatsoever of the liability of Borrower in respect thereof.

              (c) To the maximum extent permitted by law, Guarantor hereby waives: (1) any rights to assert against Bank any defense (legal or equitable), set-off, counterclaim, or claim which Guarantor may now or at any time hereafter have against Borrower or any other party liable to Bank; (2) any defense, set-off, counterclaim, or claim, of any kind or nature, arising directly or indirectly from the present or future lack of perfection, sufficiency, validity, or enforceability of the Guaranteed Obligations or any security therefor, including any limitation, stay, discharge, or bar of the Guaranteed Obligations under the Bankruptcy Code or any other laws affecting Creditors' rights; (3) any defense arising by reason of any claim or defense based upon an election of remedies by Bank including any defense based upon an election of remedies by Bank under the provisions of Sections 580d and 726 of the California Code of Civil Procedure, or any similar law of California or any other jurisdiction; (4) the benefit of any statute of limitations affecting Guarantor's liability hereunder or the enforcement thereof, and any act which shall defer or delay the operation of any statute of limitations applicable to the Guaranteed Obligations shall similarly operate to defer or delay the operation of such statute of limitations applicable to Guarantor's liability hereunder.

              (d) To the maximum extent permitted by law, until the Guaranteed Obligations have been indefeasibly paid, performed and satisfied in full, Guarantor hereby waives: (1) any right of subrogation Guarantor has or may have as against Borrower with respect to the Guaranteed Obligations; (2) any right to proceed against Borrower, now or hereafter, for contribution, indemnity, reimbursement, and any other suretyship rights and claims, whether direct or indirect, liquidated or contingent, whether arising under express or implied contract or by operation of law, which Guarantor may now have or hereafter have as against the Borrower with respect to the Guaranteed Obligations; and (3) any rights to recourse to or with respect to any Asset of Borrower.

              (e) WITHOUT LIMITING THE GENERALITY OF ANY OTHER WAIVER OR OTHER PROVISION SET FORTH IN THIS GUARANTY, GUARANTOR HEREBY ABSOLUTELY, KNOWINGLY, UNCONDITIONALLY, AND EXPRESSLY WAIVES AND AGREES NOT TO ASSERT ANY AND ALL BENEFITS OR DEFENSES ARISING DIRECTLY OR INDIRECTLY UNDER ANY ONE OR MORE OF CALIFORNIA CIVIL CODE SECTIONS 2799, 2808, 2809, 2810, 2815, 2819, 2820, 2821,
2822, 2825, 2839, 2845, 2848, 2849, AND 2850, CALIFORNIA CODE OF CIVIL PROCEDURE
SECTIONS 580a, 580b, 580c, 580d, AND 726, CALIFORNIA UNIFORM COMMERCIAL CODE SECTIONS 3116, 3118, 3119, 3419, 3605, 9504, AND 9507, AND CHAPTER 2 OF TITLE 14
OF PART 4 OF DIVISION 3 OF THE CALIFORNIA CIVIL CODE.

          7. Releases. Guarantor consents and agrees that, without notice to or
             --------
by Guarantor and without affecting or impairing the obligations of Guarantor hereunder, Bank may, by action or inaction:

             (a) compromise, settle, extend the duration or the time for the payment of, or discharge the performance of, or may refuse to or otherwise not enforce the Loan Documents;

              (b) release all or any one or more parties to any one or more of the Loan Documents or grant other indulgences to Borrower in respect thereof;

              (c) amend or modify in any manner and at any time (or from time to time) any of the Loan Documents; or

              (d) release or substitute any other guarantor, if any, of the
                  Guaranteed Obligations, or enforce, exchange, release, or waive any security for the Guaranteed Obligations or any other guaranty of the Guaranteed Obligations, or any portion thereof.

          8.  No Election.  Bank shall have the right to seek recourse against
              -----------
Guarantor to the fullest extent provided for herein, and no election by Bank to proceed in one form of action or proceeding, or against any party, or on any obligation, shall constitute a waiver of Bank's right to proceed in any other form of action or proceeding or against other parties unless Bank has expressly waived such right in writing. Specifically, but without limiting the generality of the foregoing, no action or proceeding by Bank under any document or instrument evidencing the Guaranteed Obligations shall serve to diminish the liability of Guarantor under this Guaranty except to the extent that Bank finally and unconditionally shall have realized indefeasible payment by such action or proceeding.

          9.  Indefeasible Payment.  The Guaranteed Obligations shall not be
              --------------------
considered indefeasibly paid for purposes of this Guaranty unless and until all payments to Bank are no longer subject to any right on the part of any person, including Borrower, Borrower as a debtor in possession, or any trustee (whether appointed under the Bankruptcy Code or otherwise) of Borrower's assets to invalidate or set aside such payments or to seek to recoup the amount of such payments or any portion thereof, or to declare same to be fraudulent or preferential. Upon such full and final performance and indefeasible payment of the Guaranteed Obligations whether by Guarantor or Borrower, Bank shall have no obligation whatsoever to transfer or assign its interest in the Loan Documents to Guarantor. In the event that, for any reason, any portion of such payments to Bank is set aside or restored, whether voluntarily or involuntarily, after the making thereof, then the obligation intended to be satisfied thereby shall be revived and continued in full force and effect as if said payment or payments had not been made, and Guarantor shall be liable for the full amount Bank is required to repay plus any and all costs and expenses (including attorneys' fees) paid by Bank in connection therewith. If this Guaranty shall have been cancelled or surrendered prior to the revival of Guarantor's liability pursuant to the preceding sentence, then this shall be reinstated in full force and effect, and Guarantor agrees to execute and deliver to Bank any additional documents, instruments or agreements reasonably required by Bank to reinstate the Guaranty or such liens and/or security interests. Guarantor's obligations under this Section 9 shall survive any termination or cancellation of this Guaranty.

          10.  Financial Condition of Borrower.  Guarantor represents and
               -------------------------------
warrants to Bank that Guarantor is currently informed of the financial condition of Borrower and of all other circumstances which a diligent inquiry would reveal and which bear upon the risk of nonpayment of the Guaranteed Obligations. Guarantor further represents and warrants to Bank that Guarantor has read and understands the terms and conditions of the Loan Documents. Guarantor hereby covenants that Guarantor will continue to keep informed of Borrower's financial condition, the financial condition of other guarantors, if any, and of all other circumstances which bear upon the risk of nonpayment or nonperformance of the Guaranteed Obligations.

          11. Subordination.  Guarantor hereby agrees that, during the
              -------------
continuance of an Event of Default, any and all present and future indebtedness of Borrower owing to Guarantor shall be postponed in favor of and subordinated to payment, in full, in cash, of the Guaranteed Obligations. In this regard, during the continuance of an Event of Default, no payment of any kind whatsoever shall be made with respect to such indebtedness until the Guaranteed Obligations have been indefeasibly paid in full.

          12. Payments; Application.  All payments to be made hereunder by
              ---------------------
Guarantor shall be made in Dollars in immediately available funds, and shall be made without deduction (whether for taxes or otherwise) or offset. All payments made by Guarantor hereunder shall be applied as follows: first, to all Bank Expenses; second, to all accrued and unpaid interest, premium, if any, and fees owing to Bank constituting Guaranteed Obligations; and third, to the balance of the Guaranteed Obligations.

          13. Indemnification.  Guarantor agrees to indemnify Bank and hold
              ---------------
Bank harmless against all obligations, demands, or liabilities asserted by any party and against all losses in any way suffered, incurred, or paid by Bank as a result of or in any way arising out of, following, or consequential to Bank's transactions with Borrower except such losses caused by Bank's willful misconduct or gross negligence.

          14. Representations and Warranties.  Guarantor hereby represents and
              ------------------------------
warrants to Bank that:

              (a) Organization.  Guarantor is a corporation duly organized and
                  ------------
existing under the laws of California, and has the power and authority to own its own Assets, and to transact the business in which it is engaged, and is properly licensed, qualified to do business and in good standing in every jurisdiction where the conduct of its business requires it to be so qualified.

               (b)  No Conflict.  The execution, delivery and performance of
                    -----------
this Guaranty are within Guarantor's powers, are not in conflict with the terms of the Governing Documents of Guarantor, and do not result in a breach of or constitute a default under any material contract, obligation, indenture or other instrument to which Guarantor is a party or by which Guarantor is bound or affected, including without limitation, the Mercury Agreement. There is no law, rule or regulation, nor is there any judgment, decree or order of any court or governmental authority binding on Guarantor which would be contravened by the execution, delivery, performance or enforcement of this Guaranty and the other Loan Documents to which Guarantor is a party.

               (c)  Authorization.  Guarantor has taken all corporate action
                    -------------
necessary to authorize the execution and delivery of this Guaranty and the other Loan Documents to which Guarantor is a party, and the consummation of the transactions contemplated hereby and thereby. Upon their execution and delivery in accordance with their respective terms, this Guaranty and the other Loan Documents to which Guarantor is a party will constitute legal, valid and binding agreements and obligations of Guarantor enforceable against Guarantor in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, and similar laws and equitable principles affecting the enforcement of creditors' rights generally.

               (d)  Approvals.  No approval, consent, exemption or other action
                    ---------
by, or notice to or filing with, any Governmental Authority is necessary in connection with the execution, delivery, performance or enforcement of this Guaranty and the other Loan Documents to which Guarantor is a party except as may have been obtained by Guarantor and certified copies of which have been delivered to Bank.

               (e)  Solvency.  Guarantor is Solvent.  No transfer of property is
                    --------
being made by Guarantor or any Subsidiary and no obligation is being incurred by Guarantor or any Subsidiary in connection with the transactions contemplated by the Loan Agreement or this Guaranty with the intent to hinder, delay, or defraud either present or future creditors of Guarantor or any Subsidiary.

               (f)  ERISA.  Neither Guarantor nor any member of the ERISA Group
                    -----
maintains or contributes to any Plan or Multiemployer Plan, other than those listed on Schedule 1. Guarantor and each member of the ERISA Group have
          ----------
satisfied the minimum funding standards of ERISA and the Internal Revenue Code with respect to each Plan and Multiemployer Plan to which it is obligated to contribute. No ERISA Event has occurred not has any other event occurred that may result in an ERISA Event that reasonably could be expected to result in a Material Adverse Effect. None of Guarantor, any member of the ERISA Group, or any fiduciary of any Plan is subject to any direct or indirect liability with respect to any Plan (other than to make regularly scheduled required contributions and to pay Plan benefits in the normal course) under any applicable law, treaty, rule, regulation, or agreement in an amount which could reasonably be expected to result in a Material Adverse Effect. Neither Guarantor nor any member of the ERISA Group is required to provide security to any Plan under
Section 401(a)(29) of the Internal Revenue Code. Each Plan will be able to fulfill its benefit obligations as they come due in accordance with the Plan documents and Under GAAP.

               (g)  Qualification of Borrower.  Borrower is an "employee stock
                    -------------------------
ownership plan" within the meaning of Internal Revenue Code Section 4975(e)(7).

               (h)  No Default.  No Event of Default and no Unmatured Event of
                    ----------
Default is continuing or will result from the execution and delivery of the Loan Agreement, this Guaranty and the other Ancillary Documents, or the performance by Borrower or Guarantor of their obligations hereunder or thereunder, as applicable.

          15.  Affirmative Covenants of Guarantor.  Until the Guaranteed
               ----------------------------------
Obligations have been fully satisfied, performed and indefeasibly paid in full, Guarantor covenants and agrees that it shall:

                    (a)  Books and Records.  Maintain, and cause each of its
                         -----------------
Subsidiaries to maintain, adequate books and records in accordance with GAAP, and permit any officer, employee or agent of Bank, at any reasonable time, to inspect, audit and examine such books and records, and to make copies of the same.

                    (b)  Reports Concerning Borrower.  Furnish or cause to be
                         ---------------------------
furnished to Bank:

                    (i) on or before 60 days following the end of each of the first three fiscal quarters of each fiscal year, and on or before 90 days following the end of each fiscal year, a certificate of the Committee, or at its designation, a Responsible Officer of Guarantor, stating that it has reviewed the provisions of the Loan Agreement, and that a review of the activities of Borrower during such year or quarterly period, as the case may be, has been made with a view to determining whether Borrower has fulfilled all of its obligations under the Loan Agreement, and that Borrower has observed and performed each undertaking contained in the Loan Agreement and that, to the best of its knowledge after due inquiry, no Event of Default or Unmatured Event of Default is continuing, or if any Event of Default or Unmatured Event of Default is continuing, specifying the nature thereof, and the action which the Committee shall direct Borrower to take with respect thereto;

                    (ii) notice, as soon as possible and in any event within five (5) days after the Committee has knowledge of (i) the occurrence of an Event of Default or Unmatured Event of Default, or (ii) any event of default as defined in any evidence of other Debt of Borrower, or under any agreement, indenture or other instrument under which such Debt has been issued, irrespective of whether such Debt is accelerated or such default waived. In either event, the Committee shall also supply Bank with a statement setting forth the details of such Event of Default, Unmatured Event of Default or event of default with respect to other Debt, and the action which the Committee shall direct Borrower to take with respect thereto;

                    (iii) prompt written notice of any condition or event which has resulted or might reasonably result in (i) a Material Adverse Effect; or
(ii) a breach of or noncompliance with any term, condition or covenant contained in the Loan Agreement or any of the Ancillary Documents;

                    (iv) prompt written notice of any claims, proceedings or disputes against Borrower which, if adversely determined, would have a Material Adverse Effect; and

                    (v) promptly, such other information in such form as the Bank may request concerning the business or condition (financial or otherwise) of Borrower.

                 (c)      Assets.  Maintain, keep and preserve, and cause each
                          ------
Subsidiary to maintain, keep and preserve, all of its material Assets (tangible or intangible) which are necessary to the operation its business in good repair and condition (ordinary wear and tear excepted).

                 (d)      Taxes and Other Liabilities.  Pay and discharge when
                          ---------------------------
due, and cause each Subsidiary to pay and discharge when due, any and all assessments and taxes, both real or personal and including federal and state income taxes, which if unpaid, could reasonably be expected to have a Material Adverse Effect, unless and to the extent that such assessments and taxes shall be contested in good faith and by appropriate proceedings diligently conducted by Guarantor or such Subsidiaries and adequate reserves as required by GAAP have been set aside with respect thereto, and by reason of nonpayment, no property is subject to a material risk of loss or forfeiture, and any and all other Permitted Debt (as defined in the Mercury Agreement).

                 (e)      Employee Benefits.  (i)(A) Promptly, and in any event
                          -----------------
within 10 Business Days after Guarantor or any of the Subsidiaries knows or has reason to know that an ERISA Event has occurred that reasonably could be expected to result in a Material Adverse Effect, deliver or cause to be delivered a written statement of the Chief Financial Officer of Guarantor describing such ERISA Event and any action that is being taken with respect thereto by Guarantor, any such Subsidiary, or member of the ERISA Group, and any action taken or threatened by the IRS, Department of Labor, or PBGC. Guarantor or such Subsidiary, as applicable, shall be deemed to know all facts known by the administrator of any Plan of which it is the plan sponsor; (ii) promptly and in any event within 3 Business Days after the filing thereof with the IRS, a copy of each funding waiver request filed with respect to any Plan and all communications received by Guarantor, any member of the ERISA Group with respect to such request; and (iii) promptly and in any event within 3 Business Days after receipt by Guarantor, any of its Subsidiaries or, to the knowledge of Guarantor, any member of the ERISA Group, of the PBGC's intention to terminate a Plan or to have a trustee appointed to administer a Plan, copies of each such notice.

               (ii) Cause to be delivered to Bank, upon Bank's request, each of the following: (i) a copy of each Plan (or, where any such plan is not in writing, complete description thereof) (and if applicable, related trust agreements of other funding instruments) and all amendments thereto, all written interpretations thereof and written descriptions thereof that have been distributed to employees or former employees of Guarantor or its Subsidiaries;
(ii) the most recent determination letter issued by the IRS with respect to each Plan; (iii) for the three most recent plan years, annual reports on Form 5500 Series required to be filed with any governmental agency for each Plan; (iv) all actuarial reports prepared for the last three plan years for each Plan; (v) a listing of all Multiemployer Plans, with the aggregate amount of the most recent annual contributions required to be made by Guarantor or any member of the ERISA Group to each such plan and copies of the collective bargaining agreements requiring such contributions; (vi) any information that has been provided to Guarantor or any member of the ERISA Group regarding withdrawal liability under any Multiemployer Plan; and (vii) the aggregate amount of the most recent annual payments made to former employees of Guarantor or its Subsidiaries under any Retiree Health Plan.

          (f)  Borrower's Legal Existence.  Preserve and maintain Borrower's
               --------------------------
legal existence and all of Borrower's rights, privileges, licenses, permits and franchises necessary or desirable in the ordinary and usual course of its operations.

          (f)  Further Assurances.  Execute and deliver, or cause to be executed
               ------------------
and delivered, upon the request of Bank and at Guarantor's expense, such additional documents, instruments and agreements as Bank may reasonably determine to be necessary or advisable to carry out the provisions of this Agreement and the Loan Documents, and the transactions and actions contemplated hereunder and thereunder.

          16.  Negative Covenants of Guarantor.  Until the Guaranteed
               -------------------------------
Obligations have been fully satisfied, performed and indefeasibly paid in full, Guarantor covenants and agrees that it shall not:

               (a)  Debt.  Create, incur, assume or suffer to exist any Debt
                    ----
that would result in Guarantor being not in compliance with the provisions of
Section 7.13 or Section 7.14 of the Mercury Agreement (as in effect as of the date hereof), or permit any Subsidiary to create, incur, assume or suffer to exist any Debt, except Debt permitted under Section 8.1 of the Mercury Agreement (as in effect as of the date hereof).

               (b)  Liens.  Create, incur, assume or suffer to exist any Lien
                    -----
(including the lien of an attachment, judgment or execution) on any of its Assets, whether now owned or hereafter acquired, except Permitted Liens (as defined in the Mercury Agreement as in effect as of the date hereof).

               (c)  Merger, Consolidation, Transfer of Assets.  Wind up,
                    -----------------------------------------
liquidate or dissolve, reorganize, merge or consolidate with or into any other Person, or acquire all or substantially all of the assets or the business of any other Person, or permit any Subsidiary to do so, unless such acquisition is permitted under Section 8.3 of the Mercury Agreement (as in effect as of the date hereof) without obtaining the consent of the Required Lenders (as defined in the Mercury Agreement as in effect as of the date hereof).

               (d)  Asset Sales.  Conduct any Asset Sale involving material
                    -----------
Assets, or permit any Subsidiary to do so, other than the sale or other disposition of Assets which are worn, obsolete, or no longer used or useful in the conduct of its business.

               (e)  Character of Business.  Engage in any business activities or
                    ---------------------
operations substantially different from or unrelated to its present business activities and operations, or permit any Subsidiary to do so.

               (f)  Transactions Under ERISA.  Directly or indirectly:
                    ------------------------

                    (i) engage, or permit any Subsidiary to engage, in any prohibited transaction which is reasonably likely to result in a civil penalty or excise tax described in Sections 406 of ERISA or 4975 of the Internal Revenue Code for which a statutory or class exemption is not available or a private exemption has not been previously obtained from the Department of Labor;

                    (ii) permit to exist with respect to any Plan any accumulated funding deficiency (as defined in Sections 302 of ERISA and 412 of the Internal Revenue Code), whether or not waived;

                    (iii) fail, or permit any Subsidiary to fail, to pay timely required contributions or installments due with respect to any waived funding deficiency to any Plan;

                    (iv) terminate, or permit any Subsidiary to terminate, any Plan where such event would result in any liability of Borrower, any of its Subsidiaries or any member of ERISA Group under Title IV of ERISA;

                    (v) fail, or permit any Subsidiary to fail, to make any required contribution or payment to any Multiemployer Plan;

                    (vi) fail, or permit any Subsidiary to fail, to pay to a Plan or Multiemployer Plan any required installment or any other payment required under Section 412 of the Internal Revenue Code on or before the due date for such installment or other payment;

                    (vii) amend, or permit any Subsidiary to amend, a Plan resulting in an increase in current liability for the plan year such that either of Borrower, any Subsidiary of Borrower or any the member of the ERISA Group is required to provide security to such Plan under Section 401(a)(29) of the Internal Revenue Code; or

                    (viii) withdraw, or permit any Subsidiary to withdraw, from any Multiemployer Plan where such withdrawal is reasonably likely to result in any liability of any such entity under Title IV of ERISA;

which, individually or in the aggregate, results in or reasonably would be expected to result in a claim against or liability of Guarantor, any of its Subsidiaries or any member of the ERISA Group in excess of $100,000.

          17.  Notices.  All notices or demands by Guarantor or Bank to the
               -------
other relating to this Guaranty shall be made in accordance with Section 8.3 of the Loan Agreement. Any notice or demand to Guarantor shall be addressed as follows:

     To Guarantor:       Mercury General Corporation
                         4484 Wilshire Boulevard
                         Los Angeles, California 90010
                         Telefacsimile: (213) 857-7116
                         Attention: Chief Financial Officer

     With a Copy to:     Latham & Watkins
                         701 B Street, Suite 2100
                         San Diego, California 92101
                         Telefacsimile: (619) 696-7419
                         Attn: Donald P. Newell, Esq.


          18.  Cumulative Remedies.  No remedy under this Guaranty or under any
               -------------------
of the Loan Documents is intended to be exclusive of any other remedy, but each and every remedy shall be cumulative and in addition to any and every other remedy given hereunder or under any of the Loan Documents, and those provided by law or in equity.

          19.  Books and Records.  Guarantor agrees that Bank's books and
               -----------------
records showing the account between Bank and Borrower shall be admissible in any action or proceeding for the purpose of establishing the items therein set forth and shall constitute prima facie proof thereof.

          20.  Modifications in Writing. No amendment, modification, supplement,
               ------------------------
termination, or waiver of or to any provision of this Guaranty, nor consent to any departure by Guarantor therefrom, shall be effective unless the same shall be in writing and signed by Bank. Any waiver of any provision of this Agreement, and any consent to any departure by Guarantor from the terms of any provisions therefrom, shall be effective only in the specific instance and for the specific purpose for which given. No notice to or demand on Guarantor in any case shall entitle Guarantor to any other or further notice or demand in similar or other circumstances.

          21.  Failure or Delay.  No failure or delay on the part of Bank in the
               ----------------
exercise of any power, right, remedy or privilege under this Guaranty shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right, remedy or privilege preclude other or further exercise of any other power, right, remedy or privilege.

          22.  Bank Expenses.  Guarantor agrees to pay all Bank Expenses within
               -------------
ten days of demand therefor by Bank, and if not paid by such date, same shall immediately thereafter bear interest at the rate set forth in Section 2.3(b) of the Loan Agreement.

          23.  Headings.  Section headings used in this Guaranty are for
               --------
convenience of reference only and shall not affect the construction of this Guaranty.

          24.  Binding Effect; Assignment.  This Guaranty shall be binding upon,
               --------------------------
and inure to the benefit of, Guarantor and Bank, and their respective successors and assigns; provided, however, that Guarantor may not assign its rights hereunder or in connection herewith or any interest herein (voluntarily, by operation of law, or otherwise) without the prior written consent of Bank and any such prohibited assignment shall be void.

          25.  Severability of Provisions.  Any provision of this Guaranty which
               --------------------------
is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

          26.  Complete Agreement.  This Guaranty is intended by the parties as
               ------------------
a final expression of their agreement and is intended as a complete statement of the terms and conditions of their agreement.

          27.  Governing Law.  This Guaranty shall be deemed to have been made
               -------------
in the State of California and the validity of this Agreement, the construction, interpretation, and enforcement thereof, and the rights of the parties hereto shall be determined under, governed by, and construed in accordance with the internal laws of the State of California without regard to principles of conflicts of law.

          28.  Dispute Resolution.  This Guaranty is subject to that certain
               ------------------
Alternative Dispute Resolution Agreement, dated as of even date herewith, between Guarantor and Bank.

          IN WITNESS WHEREOF, Guarantor has caused this Guaranty to be executed and delivered as of the date first hereinabove set forth.

                         MERCURY GENERAL CORPORATION, a California corporation


                         By____________________________________________

                              Title:___________________________________

                                  Schedule 1
                                  ----------


                            Employee Benefit Plans

                                       18